Exhibit 10.2
REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of August 9, 2023 is entered into by and among Luminar Technologies, Inc., a Delaware corporation (“Luminar”), PlusAI, Inc., a Delaware corporation (“PlusAI”), and Plus Automation, Inc., a Delaware corporation (“Plus Automation,” and together with PlusAI, “Plus”). Certain capitalized terms are defined in Exhibit A.
RECITALS
WHEREAS, pursuant to a certain Simple Agreement for Future Equity of even date herewith (the “Safe”), Plus Automation will sell to Luminar, and Luminar will acquire from Plus Automation, the rights to certain shares of Plus Automation capital stock as set forth in the Safe, and Plus Automation will receive the Payment Shares as consideration therefor as set forth in the Safe and subject to the terms herein;
WHEREAS, pursuant to a certain Strategic Collaboration Agreement dated May 25, 2023 (the “SCA”), PlusAI will receive shares of Luminar Class A common stock as an NRE Fee (as defined in the SCA) (the “NRE Shares”);
WHEREAS, PlusAI, Plus Automation, and Luminar are also entering into a Side Letter of even date herewith (the “Side Letter”).
WHEREAS, Plus and Luminar hereby agree that this Agreement will govern the registration rights of the Payment Shares and the NRE Shares (together, the “Luminar Shares”); and
WHEREAS, capitalized terms used in this Agreement but not defined herein will have the same meanings ascribed to such terms in the Safe.
NOW, THEREFORE, intending to be legally bound, the parties to this Agreement hereby agree as follows:
1.    Resale Registration Shelf Registration.
(a)    Procedures and Expenses.
(i)No later than twenty (20) Business Days following the date hereof (the “Filing Date”), Luminar will file with the SEC a registration statement, or will file a pre-effective amendment to a previously filed registration statement (together with the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and material incorporated by reference in such registration statement, the “Registration Statement”) on Form S-3 covering the resale of all Registrable Securities; provided, however, that, Luminar’s obligation to include the Registrable Securities of Plus in the Registration Statement will be expressly conditioned upon Luminar’s prior receipt of information and materials regarding Plus as specified in Section 1(a)(xii).
(ii)Luminar will use its commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as practicable following the Filing Date, provided that the Company receives written notification from the SEC that the Registration Statement will not be reviewed (or, in the event the staff of the SEC (“Staff”) reviews and has written comments to the Registration Statement, within 90 days following the Filing Date) (the earlier of the foregoing or the applicable date set forth in Section 1(a)(ix), the “Effectiveness Deadline”), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC any financial statements or other information that is required to be filed prior to the effectiveness of such Registration Statement.
(iii)Luminar will promptly prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective and free from any material misstatement or omission to state a material fact therein until termination of such obligation as provided in Section 1(d) below, subject to Luminar’s right to suspend pursuant to Section 1(b). Further, Luminar covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and will take such further action as the holders thereof may reasonably request, all to the extent required from time to time to enable such holders to sell such Luminar Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
(iv)Luminar will furnish to Plus such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as Plus may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by Plus.
(v)Luminar will file such documents as may be required of Luminar for securities law clearance for the resale of the Registrable Securities in such states of the United States as may be reasonably requested by Plus and use its commercially reasonable efforts to maintain such blue sky qualifications during the period Luminar is required to maintain effectiveness of the Registration Statement; provided, however, that Luminar will not be required in connection with this Section 1(a)(vi) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.
(vi)Upon notification by the SEC that the Registration Statement will not be reviewed or is not subject to further review by the SEC, Luminar will within three Trading Days following the date of such notification request acceleration of such Registration Statement (with the requested effectiveness date to be not more than two Trading Days after such acceleration request is filed with the SEC).
(vii)Upon notification by the SEC that that the Registration Statement has been declared effective by the SEC, Luminar will file the final prospectus under Rule 424 of the Securities Act within the applicable time period prescribed by Rule 424.
(viii)Luminar will advise Plus promptly (and in any event within two Trading Days thereof):
(A)of the effectiveness of the Registration Statement or any post-effective amendments thereto;
(B)of any request by the SEC for amendments to the Registration Statement or amendments to the prospectus or for additional information relating thereto;
(C)of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities authority of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and

(D)    of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Registration Statement or the prospectus in order to make the statements therein not misleading.
(J)Luminar will cause all Luminar Shares to be listed on each securities exchange, if any, on which equity securities by Luminar are then listed.
(K)Luminar will bear all expenses in connection with the procedures in paragraphs (i) through (x) of this Section 1(a) and the registration of Registrable Securities on such Registration Statement and the satisfaction of the blue sky laws of such states.
(L)Plus will furnish to Luminar such information regarding Plus, the Registrable Securities held by Plus and the offer and sale or other distribution proposed by Plus as Luminar may reasonably request and as will be required in connection with any registration, qualification or compliance contemplated by this Section 1 (including, for the avoidance of doubt, as may be required under Applicable Laws in order to permit Luminar to comply with all applicable requirements of the Securities Act and the Exchange Act in connection with the registration of all Registrable Securities held by Plus under the Securities Act).
(B)Prospectus Suspension. Plus acknowledges that there may be times when Luminar must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by Luminar and declared effective by the SEC, or until such time as Luminar has filed an appropriate report with the SEC pursuant to the Exchange Act. Plus hereby covenants that Plus will not sell any Registrable Securities pursuant to said prospectus during the period commencing at the time at which Luminar gives Plus written notice of the suspension of the use of said prospectus and ending at the time Luminar gives Plus written notice that Plus may thereafter effect sales pursuant to said prospectus (provided, for the avoidance of doubt, that Luminar shall not include any material non-public information in any such written notices); provided, however, that such suspension periods will in no event exceed 3 occasions and 90 days total days in any 12 month period.
(C)Termination of Obligations. The obligations of Luminar pursuant to Section 1(a) hereof will cease and terminate, with respect to any Registrable Securities, upon the earlier to occur of (a) such time as such Registrable Securities have been resold, (b) such time as such Registrable Securities are eligible to be sold pursuant to Rule 144 under the Securities Act without any limitation as to volume of sales, and without Plus needing to comply with any method of sale requirements or notice requirements under Rule 144, or (c) such time as such Registrable Securities will cease to be outstanding following their issuance.
(D)Limitation on Assignment of Registration Rights. The registration rights of Plus under this Section 1 may not be assigned by Plus to any other Person unless such a transfer is pursuant to a transfer of Registrable Securities (i) by will or intestate succession, (ii) to a trust upon death, (iii) to an Affiliate of Plus, which means with respect to a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company, or (iv) with the prior written consent of Luminar. Prior to a permitted transfer of rights under this Section 1 (or, with respect to assignments contemplated by clauses (i) and (ii) of the prior sentence, within a reasonable time following such assignment), Plus must furnish Luminar with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to Luminar by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby. No transfer of rights under this Section 1 will be permitted if, immediately following such transfer, the offer and sale or other disposition of Registrable Securities by the transferee is not restricted under the Securities Act.
(e)    Rule 144. The Luminar Shares (including the NRE Shares) will be deemed to have been acquired by Plus on the date of the Closing as provided in Rule 144(d)(3)(iii), thus starting the applicable Rule 144 holding period. The Luminar Shares will be deemed restricted shares as defined in Rule 144(a)(3) of the Securities Act and will be subject to certain resale restrictions, including a six-month holding period from the Closing, at which time the holders thereof may request the Rule 144 restrictions be removed, and Luminar agrees to take such action reasonably requested by the holders thereof to authorize the removal of any restricted legends and/or other restrictions on Luminar Common Stock, including, if required, an opinion of Luminar’s general counsel; provided, however, that in the event Luminar’s general counsel does not respond and fulfill a request for an opinion from any such holder within five Business Days, such holder may select an alternative counsel reasonably acceptable to Luminar to provide such opinion, and, in each case, the costs of such opinion will be borne by Luminar.
2.    Plus Indemnification Relating to Registration Statement. From and after the Closing (and with respect to clause (b) below, to the extent permitted by law), Luminar will indemnify and hold harmless Plus, each of Plus’s Affiliates and each of their respective Representatives (collectively, “Plus Indemnitees”) from and against, and will compensate and reimburse Plus Indemnitees for:
(A)any Damages which are suffered or incurred by Plus Indemnitee (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are connected with the nonfulfillment, nonperformance or other breach of any covenant of Luminar contained in this Agreement, or in any document delivered pursuant hereto; and
(B)any Damages to which any Plus Indemnitee may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such Damages (or any action in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by an indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.
Plus will promptly notify Luminar (and Luminar will promptly notify Plus) if Plus determines in good faith that (x) any Plus Indemnitee (or in the case of Luminar, any Luminar Indemnitee) has a bona fide claim for indemnification pursuant to this Section 2 and (y) the anticipated amount of Damages, to the extent that such amount can be reasonably quantified or estimated. Luminar and Plus will cooperate in good faith to mutually agree on the final amount of Damages to be indemnified hereunder. If no such resolution can be reached during the 30-day period following the receipt of such notice (or such longer period as such parties may subsequently agree), then either party may bring suit to resolve the objection in accordance with Section 4. For the avoidance of doubt, the foregoing will not limit any Plus Indemnitee from commencing any action against Luminar under this Section 2 prior to such 30-day notice period. Judgment upon any award rendered by the trial court may be entered in any court having jurisdiction. Luminar will pay to each such Plus Indemnitee such amount of Damages as finally determined by a court of competent jurisdiction; provided, however, that the indemnity contained in Section 2(b) will not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of Luminar, which consent will not be unreasonably withheld, nor will Luminar be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of Plus expressly for use in connection with such registration. The maximum aggregate liability of Luminar will be limited, except in the case of fraud or willful misconduct by Luminar, to either (1) (i) with respect to Section 2(a), the aggregate Deemed Value of the Luminar Shares, and (ii) with respect to Section 2(b), the aggregate Deemed Value of the Luminar Shares that are actually issued pursuant to the Safe, plus, in each case, (2) Plus’s costs and expenses (including reasonable attorneys’ fees) actually incurred to enforce Plus’s rights under this Section 2.
3.Luminar Indemnification Relating to Registration Statement. From and after the Closing, Plus will indemnify and hold harmless Luminar Indemnitees from and against, and will compensate and reimburse each of Luminar Indemnitees for any Damages, in each case only to the extent that such Damages result directly from any untrue statement of material fact contained in the Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not materially misleading, but only to the extent that such untrue statement or omission is contained (or not contained, in the case of an omission) in written information furnished by or at the direction of Plus expressly for use in connection with the Registration Statement; provided, however, that in no event shall the aggregate amounts payable by Plus by way of indemnity or contribution under this Section 3 exceed the dollar amount of the net proceeds received by Plus upon the sale of the Luminar Shares received by Plus, except in the case of fraud or willful misconduct by Plus.
4.Miscellaneous.
(a)    Notices. All notices, requests and other communications required or permitted under, or otherwise made in connection with, this Agreement, will be in writing and will be deemed to have been duly given (a) when delivered in person, (b) upon confirmation of receipt when transmitted by facsimile transmission, (c) upon confirmation of delivery when transmitted by electronic mail, (d) upon receipt after dispatch by registered or certified mail, postage prepaid or (e) on the next Business Day if transmitted by national overnight courier (with confirmation of delivery), in each case, addressed as follows:
if to Luminar, to:
Luminar Technologies, Inc.
2603 Discovery Drive
Suite 100
Orlando, FL 32826
Attention: Chief Financial Officer
Email: tom@luminartech.com
with a copy to (which will not constitute notice):
Luminar Technologies, Inc.
2603 Discovery Drive
Suite 100
Orlando, FL 32826
Attention: Chief Legal Officer
Email: al@luminartech.com

and
Orrick, Herrington & Sutcliffe LLP
631 Wilshire Blvd., Ste. 2-c
Santa Monica, CA 90403
Attention: Dan Kim
Email: dan.kim@orrick.com
if to Plus, to:
3315 Scott Boulevard
Santa Clara, California 95054
Attention: Chief Executive Officer
Email: david@plus.ai
with a copy to (which will not constitute notice):
Wilson Sonsini Goodrich & Rosati, P.C.
One Market Plaza, Spear Tower, Suite 3300
San Francisco, CA 94105-1126
Attention: Mark B. Baudler
Email: mbaudler@wsgr.com
or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.
(b)Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto will be cumulative (and not alternative). The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions of this Agreement in addition to any other remedy to which they are entitled to at law or in equity, in each case without the requirement of posting any bond or other type of security.
(c)Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by Applicable Law.
(d)Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement, including all third-party legal, accounting, financial advisory, consulting or other fees and expenses incurred in connection with the transactions contemplated thereby, will be paid by the party incurring such cost or expense.

(e)Binding Effect; Benefit; Assignment. The provisions of this Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

(f)Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws that would require the application of the laws of any other jurisdiction.
(g)Jurisdiction. The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby will be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding brought in any such court has been brought in an inconvenient forum. Process in any such Proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in this Section 3 will be deemed effective service of process on such party. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(h)Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will become effective when each party hereto will have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement will have no effect and no party will have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile will be sufficient to bind the parties to the terms and conditions of this Agreement.
(i)Entire Agreement. This Agreement, the SCA, the Safe and the Side Letter (collectively, the “Transaction Agreements”) constitute the entire agreement between the parties with respect to the subject matter of the Transaction Agreements and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of the Transaction Agreements.
(j)Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

“Luminar”

Luminar Technologies, Inc.,
a Delaware corporation

By:	/s/ Thomas J. Fennimore
Thomas J. Fennimore
Chief Financial Officer

“PlusAI”

PlusAI, Inc.,
a Delaware corporation

By:	/s/ David Wanqian Liu

Name:	David Wanqian Liu

Title:	Chief Executive Officer

“Plus Automation”

Plus Automation, Inc.
a Delaware corporation

By:	/s/ David Wanqian Liu

Name:	David Wanqian Liu

Title:	Chief Executive Officer
[Signature Page to Registration Rights Agreement]

EXHIBIT A
Definitions
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control,” when used with respect to any specified person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or by contract or otherwise, and the terms “controlling” and “controlled by” have correlative meanings to the foregoing.
“Applicable Law” means, with respect to any Person, any federal, state, local, municipal, foreign or other law, constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise
“Business Day” means a day, other than Saturday, Sunday , federal, California State or Florida State holiday, or other day on which commercial banks in San Francisco, California or Orlando, Florida are authorized or required by Applicable Law to close.
“Closing” means the effective date of the Safe.
“Damages” include any loss, damage, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys’ fees), charge, cost (including reasonable costs of investigation) or expense of any nature, but excluding special, exemplary or punitive Damages other than as owed to a third party.
“Deemed Value” means the per share value utilized for determining the number of Luminar Shares (which number will be subject to adjustment to reflect and account for any stock split, stock dividend, combination, or other recapitalization or reclassification of Luminar effected after the date hereof), which is the per share amount assigned to the Luminar Shares by agreement of the parties and which, for clarity, the parties agree does not represent the per share fair market value of the Luminar Shares.
“Governmental Authority” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Person and any court or other tribunal).
“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.
“Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.
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“Luminar Common Stock” means the Class A common stock, par value $0.0001 per share, of Luminar.
“Luminar Indemnitees” means Luminar, each of its Affiliates and each of their respective Representatives.
“Luminar Shares” means the Payment Shares and NRE Shares, together.
“NRE Shares” means the shares of Luminar Common Stock issuable under the SCA in payment of the NRE Fee (defined in the SCA).
“Payment Shares” means the shares of Luminar Common Stock issuable under the Safe.
“Registrable Securities” means, (i) for Plus, the number of Luminar Shares issuable to Plus and (ii) any securities issued as (or issuable upon the conversion, exercise or exchange of any warrant, right or other security that is issued as) a dividend, stock split, combination or any reclassification, recapitalization, merger, consolidation, exchange or any other distribution or reorganization with respect to, or in exchange for, or in replacement of, the securities referenced in clause (i) above.
“Representatives” means a Person’s officers, directors, employees, agents, attorneys, accountants, advisors and other authorized representatives.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Trading Day” means a day on which Luminar Common Stock is traded on the Nasdaq Stock Market
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